EXHIBIT 99.1

Louisiana Bancorp, Inc. Announces Stock Repurchase Program

METAIRIE, La., May 29, 2012 (GLOBE NEWSWIRE) -- Louisiana Bancorp, Inc. (Nasdaq:LABC), the holding company for Bank of New Orleans, announced today that it has completed its previously announced stock repurchase program and that it will initiate a new stock repurchase program to acquire up to 5%, or 155,205 shares of its outstanding common stock. These shares may be purchased in the open market or privately negotiated transactions, as and when deemed appropriate by management over the next six months.

This news release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors ‑ many of which are beyond our control ‑ could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Louisiana Bancorp's Annual Report on Form 10-K for the year ended December 31, 2011, which is available from the SEC's website, www.sec.gov, or the Company's website, www.bankofneworleans.net, describes some of these factors, including market rates of interest, competition, risk elements in the loan portfolio, general economic conditions, the level of the allowance for losses on loans, geographic concentration of our business, risks of our growth strategy, dependence on our management team, regulation of our business, increases in deposit insurance premiums and actions by the U. S. government to stabilize the financial markets. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT: Lawrence J. LeBon, III,
         Chairman, President &
         Chief Executive Officer

         or

         John LeBlanc,
         SVP & Chief Financial Officer
         Telephone: (504) 834-1190